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                                                                   EXHIBIT 10.05

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS
                                (HAWTHORNE PLAZA)

         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made by and between ITW MORTGAGE INVESTMENTS II, INC., a Delaware corporation ("SELLER"), and TRIPLE NET PROPERTIES, L.L.C., a Virginia limited liability company ("PURCHASER").

         In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                       1.
                               PURCHASE AND SALE

         1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the Seller's assignable and transferable right, title and interest in and to the following described property (herein collectively called the "PROPERTY"):

                  (a) LAND. That certain tract of land (the "LAND") located in the City and County of San Francisco, California, being more particularly described on EXHIBIT A attached hereto and made a part hereof.

                  (b) EASEMENTS. All easements, if any, benefiting the Land or the Improvements (as defined in Section 1.1 (d) of this Agreement).

                  (c) RIGHTS AND APPURTENANCES. All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

                  (d) IMPROVEMENTS. All improvements and related amenities known as "Hawthorne Plaza" (the "IMPROVEMENTS") in and on the Land, and having an address of 75-95 Hawthorne Street, San Francisco, California.

                  (e) LEASES. All leases (the "LEASES") of space in the Property, concession leases, and all tenant security deposits held by Seller on the Closing Date (as defined in Section 6.1 of this Agreement).

                  (f) TANGIBLE PERSONAL PROPERTY. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on or about the Land and the Improvements (the "TANGIBLE PERSONAL PROPERTY").

                  (g) CONTRACTS. To the extent assignable without the consent of third parties, the Contracts (as defined in Section 4.1(b) of this Agreement). Purchaser shall notify Seller in writing at least thirty-five (35) days prior to the Closing Date if Purchaser elects not to assume at Closing (as defined in Section 6.1 of this Agreement) any of the Contracts. Upon Seller's receipt of such written notice, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or

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         prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination and to assume the obligation to pay or to reimburse Seller for the payment of the termination charge.

                  (h) INTANGIBLE PROPERTY. To the extent assignable without the consent of third parties, all intangible property (the "INTANGIBLE PROPERTY"), if any, owned by Seller and pertaining to the Land, the Improvements, or the Tangible Personal Property including, without limitation, the name "Hawthorne Plaza", all warranties and guaranties relating to the Property or the Leases to the extent assignable and transferable without the consent of third parties and without payment of a fee or penalty, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans.

         1.2 INDEPENDENT CONSIDERATION. Upon execution of this Agreement, Purchaser has delivered to Seller, and Seller acknowledges receipt of, FIFTY AND NO/100 DOLLARS ($50.00) (the "INDEPENDENT CONSIDERATION"), as consideration for Purchaser's right to purchase the Property and for Seller's execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

                                       2.
                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be NINETY-SEVEN MILLION AND NO/100 DOLLARS ($97,000,000.00) and shall be paid in cash by Purchaser to Seller at the Closing by wire transfer in accordance with wire transfer instructions to be provided by Seller.

                                       3.
                                  EARNEST MONEY

         3.1      EARNEST MONEY. Prior to the Effective Date (as defined in
Section 10.13 of this Agreement), Purchaser deposited with Title Company (as defined in Section 6.1 of this Agreement), the amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (which amount, together with all interest accrued thereon, if any, is herein called the "EARNEST MONEY"). The Earnest Money is hereby deemed immediately earned by Seller and shall be non-refundable to Purchaser except in the event of Seller's default pursuant to Section 8.1 of this Agreement beyond all applicable cure periods or except as set forth in Sections 4.6(a), 4.8, 7.1 or 7.2 of this Agreement. If the sale of the Property is consummated under this Agreement, the Earnest Money shall be applied to the payment of the Purchase Price at Closing.

                                       4.
                             CONDITIONS TO CLOSING

         4.1 SELLER'S OBLIGATIONS. Prior to the Effective Date, Seller delivered to Purchaser and Purchaser hereby acknowledges receipt of the following:

                  (a) TITLE REPORT/COMMITMENT. A Preliminary Title Report/Commitment for Owner's Policy of Title Insurance (the "TITLE COMMITMENT") with respect to the Property, and

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         legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein.

                  (b) CONTRACTS. Copies of all contracts pertaining to the Property (the "CONTRACTS"), including, but not limited to, management contracts, service contracts, equipment leases and maintenance contracts, to the extent in the possession of GE Capital Realty Group, Inc. ("GECRG").

                  (c) RENT ROLL. A rent roll describing all Leases of space in the Improvements as of the last month GECRG has received such information from the property manager of the Property (the "RENT ROLL").

                  4.1.1 PURCHASER'S SATISFACTION. Except as otherwise set forth in Section 4.1.3 of this Agreement, Purchaser is hereby deemed to be satisfied with the suitability of the Property for Purchaser's intended uses and with the items described above in Section 4.1 and Purchaser has no right to terminate this Agreement in connection therewith.

                  4.1.2 TITLE COMMITMENT AND SURVEY. Except as otherwise set forth in Section 4.1.3 of this Agreement, Purchaser is hereby deemed to be satisfied with any survey of the Property obtained by Purchaser and with the Title Commitment and exception documents and the matters set forth therein, and Purchaser shall have no right to terminate this Agreement in connection therewith.

                  4.1.3 LIMITATIONS OF SELLER'S OBLIGATIONS. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to eliminate, modify or cure any objection Purchaser may have with respect to Section 4.1.1, Section 4.1.2 or Section 4.2, except Seller at its sole cost and expense on or before the Closing, shall remove of record (or bond around in a manner reasonably satisfactory to Title Company) (a) any mortgage, deed of trust, assignment of leases and rents (or the equivalent), or financing statement executed by Seller, (b) any mechanic's lien for work contracted for by Seller, and (c) any judgment against Seller for sum certain, U.S. tax lien or real property tax lien (except for any taxes not yet delinquent) of record affecting Seller's interest in the Land, which neither arises from nor was caused by any work, services or labor performed by, or any materials furnished to, or any other act or omission of, Purchaser or any of Purchaser's representatives, the cost of which removal (as it applies only to the matters described in (b) and (c) above) shall not in the aggregate exceed $50,000.

         4.2 INSPECTION. Purchaser is hereby deemed to be satisfied with its inspections, testing and surveys of the Property, and all records, agreements, and instruments relating thereto, including, without limitation, the Leases and Contracts, and Purchaser shall have no right to terminate this Agreement in connection therewith. Notwithstanding the foregoing, Purchaser must obtain Seller's prior written approval of the scope and method of any environmental testing or investigation (other than a non-intrusive Phase I environmental inspection) and any inspection which would materially alter the physical condition of the Property, prior to Purchaser's commencement of such inspections or testing. In any event, Seller and its representatives, agents, and/or contractors shall have the right to be present during any such testing, investigation, or inspection. Purchaser may not conduct interviews with tenants at the Property without Seller's prior written consent and first affording Seller or its authorized representatives an opportunity to be present at such interview. All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of Purchaser's review, including, without limitation, any environmental assessment or audit (collectively, the "REPORTS") shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser is hereby

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permitted to disclose such Reports to Purchaser's potential investors (so long as Purchaser first obtains an executed confidentiality agreement from such potential investors) in the form provided by GECRG. Purchaser shall restore the Property to its condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting therefrom. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.

         4.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that (a) Purchaser is a limited liability company, duly organized and in good standing under the laws of the State of Virginia, is qualified to do business in the State of California and has the power to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary partnership and corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement, and (b) neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser, or any partner or related entity or affiliate of Purchaser, is a party or by which Purchaser, any partner or related entity or affiliate of Purchaser, or any of Purchaser's assets is bound, and (c) neither Purchaser nor any partner, related entity or affiliate of Purchaser is in any way affiliated with Seller, GE Capital Realty Group. Inc., General Electric Capital Corporation, General Electric Realty Advisors, Inc., General Electric Company or any affiliate of General Electric Company, and (d) that, with respect to each source of funds to be used by it to purchase the Property (respectively, the "SOURCE"), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of (A) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, or (B) a "plan" as defined in Section 4975(a) of the Internal Revenue Code of 1986, as amended ("CODE"), or (ii) the Source includes the assets of (A) an "employee benefit plan" as defined in Section 3(3) of ERISA or (B) a "plan" as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 4.3 at least ten (10) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code. The Purchaser's representations and warranties set forth in this Section 4.3 shall survive the Closing or termination of this Agreement. Purchaser's representations and warranties contained herein must be true and correct through the Closing Date, and Purchaser's failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Purchaser under this Agreement.

         4.4 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

                  4.4.1 Seller has the full partnership/corporate right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement.

                  4.4.2 Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or

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provisions of any agreement or instrument to which Seller is a party or by which
Seller or any of Seller's assets is bound.

                  4.4.3 To Seller's knowledge, between June 18, 2002 (the "ACQUISITION DATE") and the Effective Date, Seller has not been served with process in any litigation or condemnation proceeding affecting the Property which would adversely affect Seller's ability to perform its obligations under this Agreement.

                  4.4.4 To Seller's knowledge, between the Acquisition Date and the Effective Date, Seller has not received any written notices of zoning change or special assessments with respect to the Property.

                  4.4.5 To Seller's knowledge, EXHIBIT I contains a complete list of all Contracts entered into by Seller or its authorized agents affecting the Property between the Acquisition Date and the Effective Date, including all amendments and modifications thereto.

                  4.4.6 To Seller's knowledge, EXHIBIT J contains a complete list of Leases affecting the Property between the Acquisition Date and the Effective Date, and all amendments and modifications thereto.

         4.5 KNOWLEDGE. As used herein, the term "to Seller's knowledge" shall mean only the "current actual knowledge without inquiry" (as defined below) of the following designee of Seller and GECRG: Mike Malloy. As used herein, the term "current actual knowledge without inquiry" shall mean only the actual, current and not constructive, imputed or implied knowledge of such designee without having made a review of the files or other inquiry. Anything herein to the contrary notwithstanding, such designee shall not have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of the Seller's representation herein being or becoming untrue, inaccurate or incomplete in any respect. Notwithstanding anything to the contrary contained herein, Purchaser and any of its successors and assigns, shall be, and hereby are deemed to have knowledge (whether actual, constructive or imputed), of all matters and information set forth in the Reports and/or discovered by Purchaser as part of Purchaser's due diligence of the Property.

         4.6 SURVIVAL; LIABILITY. Any and all of the representations and warranties of Seller as contained in this Agreement shall be true as of the Effective Date and the Closing Date and shall merge with the Deed and shall be void and of no further force or effect whatsoever from and after six (6) months from the Closing Date. Consequently, Purchaser stipulates and agrees that from and after such six (6) month period, it is not entitled to claim and agrees not to claim any damages of any kind with respect to any alleged breach and/or violation of any of such representations and/or warranties of Seller. Furthermore,

                  (a) if Purchaser becomes aware prior to Closing of any inaccuracy of any of Seller's representations or warranties as set forth herein, Purchaser shall give Seller written notice of any such inaccuracy, and during the fifteen (15) day period after such notice, Seller shall have the right, but not the obligation, to cure any such inaccuracy to the satisfaction of Purchaser, and the Closing Date shall be extended for such period. In the event Purchaser becomes aware of any inaccuracy of any of Seller's representations and warranties prior to Closing and (a) Purchaser fails to give Seller notice thereof as required hereby or (b) following notice thereof, Seller fails or is unable to cure any such inaccuracy to the reasonable satisfaction of Purchaser, Purchaser must still consummate the Closing and Purchaser's sole remedy for any such inaccuracy shall be to seek recovery of its actual damages (but not special, consequential, speculative, punitive or other

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AND JOINT ESCROW INSTRUCTIONS                                             Page 5
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         damages), and the amount of such damages shall be subject to the
         $500,000.00 dollar limitation set forth in Section 4.6(b) below.

                  (b) if Purchaser first becomes aware after Closing of any breach and/or violation of any of Seller's representations and/or warranties set forth herein, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement, then Purchaser's sole remedy shall be to seek recovery of its actual damages (but not special, consequential, speculative, punitive or other damages) and the amount of such damages, in the aggregate (with respect to any and all such breaches and/or violations) shall not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), which such sum shall include all of Purchaser's attorneys' fees, costs, expert witness fees and court costs.

Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount of damages recovered hereunder exceed $500,000.00.

         4.7 TENANT ESTOPPEL CERTIFICATES. Seller agrees to submit or cause its property manager to submit within ten (10) days after the Effective Date hereof to each tenant or lessee under a Lease a request for such tenant or lessee to execute and deliver a tenant estoppel certificate and subordination, non-disturbance and attornment agreement ("SNDA") to Purchaser with respect to its Lease in the form attached hereto as EXHIBIT D or on the form required under such tenant's lease. Each tenant estoppel certificate shall include statements
(a) identifying the Lease and all modifications thereof, (b) either setting forth that there is no default under the Lease or specifying any such default, and (c) either setting forth that there is no security deposit under the Lease or specifying the amount of any such security deposit; provided, however, Seller shall have no obligation or responsibility with respect to any tenant estoppel certificate or SNDA other than to submit or cause to be submitted such certificate and SNDA to the tenant or lessee and request the execution and return thereof, and Purchaser shall have no right to terminate this Agreement in connection therewith. Solely in the event Purchaser does not receive a tenant estoppel certificate on or before April 18, 2004, from Government Services Administration ("GSA") with respect to its leases at the Property, Purchaser shall have the one-time right, in its sole discretion, to extend the originally scheduled Closing Date of April 18, 2004, to May 10, 2004 in order to allow Seller (with the cooperation of Purchaser) to obtain such tenant estoppel certificate from the GSA. If Purchaser still has not received the tenant estoppel certificate from GSA on or before May 10, 2004, Purchaser must still consummate the Closing of the transactions contemplated by this Agreement and Closing will not be extended.

         4.8 DEFECTIVE CONDITION EXTENSION; TERMINATION. The obligations of Seller hereunder are subject to and contingent upon the following:

                  In the event that subsequent to the execution of this Agreement Seller obtains knowledge of, or Purchaser's inspection of the Property reveals the presence of any Hazardous Materials (as defined in Section 5.2 of this Agreement) or the violation or potential violation of any Environmental Requirements (as defined in Section 5.3 of this Agreement), whether or not in violation of any applicable law, ordinance, code, regulation or decree of any governmental authority having jurisdiction over the Property (collectively, a "DEFECTIVE CONDITION"), which Seller, in its sole judgment, determines could constitute a potential liability to Seller after the Closing or should be remedied prior to the sale of the Property, Seller shall have the right upon written notice to Purchaser on or before the scheduled Closing Date either (i) to extend the Closing Date for the period of time necessary to evaluate the possibility of remediating the Defective Condition and, if Seller so elects, to complete such remediation at Seller's sole cost and

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         expense, or (ii) to terminate this Agreement upon written notice to
         Purchaser, in which event the Earnest Money shall be refunded to Purchaser (subject to Purchaser's delivery of the Reports to Seller), and neither party shall have any further right or obligation hereunder other than those obligations which expressly survive the Closing on earlier termination of this Agreement (the "SURVIVING OBLIGATIONS"). The terms of this Section 4.8 are solely for the benefit of Seller and Purchaser shall have no additional right or remedy hereunder as a result of the exercise by Seller of its rights under this Section 4.8.

         4.9 INDEPENDENT AUDIT. Seller shall provide at no cost to Seller, and shall cause its property manager to provide to Purchaser's representatives and independent accounting firm access to financial and other similar information relating to the Property in the possession of Seller. Seller shall provide and/or shall cause its property manager to provide to Purchaser's independent accounting firm a signed representation letter in the form attached hereto as EXHIBIT H.

                                       5.
                   NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY

         5.1 DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE IMPLIED WARRANTY OF TITLE IN THE DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW), (I) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (J) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (K) USAGES OF ANY ADJOINING PROPERTY, (L) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (M) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OF CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (N) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS

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OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (O)
THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (P) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE LAND OR IMPROVEMENTS, (Q) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (R) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR (S) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PURCHASER HEREBY AGREES TO INDEMNIFY, PROTECT, DEFEND, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL DEBTS, DUTIES, OBLIGATIONS, LIABILITIES, SUITS, CLAIMS, DEMANDS, CAUSES OF ACTION, DAMAGES, LOSSES, FEES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO, OR IN CONNECTION WITH OR ARISING OUT OF PURCHASER'S ACQUISITION, OWNERSHIP, LEASING, USE, OPERATION, MAINTENANCE AND MANAGEMENT OF THE PROPERTY. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE PROVISIONS OF THIS SECTION 5 SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF. EFFECTIVE FROM AND AFTER THE CLOSING DATE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT,

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AND JOINT ESCROW INSTRUCTIONS                                             Page 8
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

PURCHASER HEREBY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER TO THE MAXIMUM EXTENT PERMITTED BY LAW, OF ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT IT NOW HAS OR THAT MAY ARISE IN THE FUTURE, BECAUSE OF OR IN ANY WAY GROWING OUT OF OR CONNECTED WITH THIS AGREEMENT OR THE PROPERTY. PURCHASER IS AWARE OF THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH SECTION READS AS
FOLLOWS:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SAID
         SECTION 1542 OF THE CALIFORNIA CIVIL CODE AND THE PROVISIONS OF ANY OTHER APPLICABLE LAWS RESTRICTING THE RELEASE OF CLAIMS WHICH PURCHASER DID NOT KNOW OR SUSPECT TO EXIST AT THE TIME OF RELEASE, WHICH, IF KNOWN, WOULD HAVE MATERIALLY AFFECTED THE DECISION TO AGREE TO THIS RELEASE. PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS TO SELLER THAT IT HAS HAD ADVICE OF COUNSEL OF ITS OWN CHOOSING IN NEGOTIATIONS FOR AND THE PREPARATION OF THIS AGREEMENT, INCLUDING THE FOREGOING RELEASE, THAT IT HAS READ THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE FOREGOING RELEASE, THAT IT HAS HAD THE FOREGOING RELEASE FULLY EXPLAINED BY SUCH COUNSEL, AND THAT IT IS FULLY AWARE OF ITS CONTENTS AND LEGAL EFFECT.

              /s/ AWT                                  /s/ JT
             ----------------------                   ----------------------
             Purchaser's Initials                       Seller's Initials

         5.2 HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq,.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined in Section 5.3 of this Agreement) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

         5.3 ENVIRONMENTAL REQUIREMENTS. "Environmental Requirements" shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision,

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AND JOINT ESCROW INSTRUCTIONS                                             Page 9
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

agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

                                       6.
                                     CLOSING

         6.1 ESCROW AND CLOSING. Upon execution of this Agreement, the parties shall open escrow with Title Company by depositing with Title Company at least three (3) fully-executed originals of this Agreement. This Agreement shall serve as instructions to Title Company for consummation of the purchase and sale contemplated hereby. Seller and Purchaser each may execute supplemental escrow instructions, in each party's sole and absolute discretion. The Closing (the "CLOSING") shall be held at the offices of First American Title Insurance Company (the "TITLE COMPANY") at 550 South Hope Street, Suite 1950, Los Angeles, California 90071, Attention: Audra Williams, at a date designated by Seller and Purchaser on or before April 18, 2004 (the "CLOSING DATE") unless the parties mutually agree in writing upon another place, time or date.

         6.2 POSSESSION. Possession of the Property shall be delivered to Purchaser at the Closing, including, without limitation but only to the extent in the possession of GECRG, all keys to all Improvements, combinations to any safes or other security devices at the Property, and all non-proprietary records and files relating to the management or operation of the Property.

         6.3 PRORATION. All rents, other amounts payable by the tenants under the Leases, income, utilities (except in the event Seller is able to obtain a meter reading as of the Closing Date, in which event utilities will not be prorated) and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the date Seller receives the Purchase Price in immediately available funds with Seller receiving the benefits and burdens of ownership on the Closing Date.

                  (a) If the Closing shall occur before rents and all other amounts payable by the tenants under the Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents, other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents and other income are actually received by Purchaser, all such amounts shall first be applied to post-closing rents due to Purchaser which are past due and the balance shall be immediately paid by Purchaser to Seller to the extent such rents were delinquent prior to Closing, or to the extent such rents were payable for the month of Closing but were not prorated at Closing. Purchaser shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. Nothing in this
         Section 6.3(a) shall restrict Seller's right to collect delinquent rents directly from a tenant by any legal means; provided, however, Seller shall not be entitled to evict any tenant or otherwise terminate a tenant's lease.

                  (b) Non-delinquent taxes will be prorated based on the latest available tax information.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 10
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

                  (c) Seller shall endeavor in good faith to obtain a meter reading as of the Closing Date. If the Closing shall occur before the actual amount of utilities (if a meter reading was not obtained) and all other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the apportionment of such utilities and other operating expenses shall be upon the basis of an estimate by Seller of such utilities and other operating expenses for such month. Subsequent to the Closing, when the actual amount of such utilities and other operating expenses with respect to the Property for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

                  (d) Notwithstanding anything to the contrary contained herein, (i) Purchaser shall have no rights or claims with respect to the tenant payments of operating expenses for calendar year 2003 and prior years and (ii) Purchaser shall have no rights or claims with respect to amounts owed by tenants to Seller for reimbursement of certain capital expenditures made by Seller to the Property prior to the Effective Date, and with respect to items (i) and (ii) above, Seller shall be entitled to collect such amounts directly from tenants in accordance with this Section 6.3 and such amounts shall not be prorated and shall not be subject to the priority of payment set forth in Section 6.3 (a) above.

                  (e) Prepaid rentals and other tenant charges and security deposits (including any portion thereof which may be designated as prepaid rent) under Leases, if and to the extent that such deposits are in Seller's actual possession or control and have not been otherwise applied by Seller to any obligations of any tenants under the Leases, shall be credited against the Purchase Price paid to Seller at the Closing. Upon Closing, Purchaser shall assume full responsibility for all such prepaid rentals, other charges and security deposits to be refunded to the tenants under the Leases (to the extent such amounts are required to be refunded by the terms of such Leases). In the event that any security deposits are in the form of letters of credit or other financial instruments (the "NON-CASH SECURITY DEPOSITS") Seller will, at Closing, cause such Non-Cash Security Deposits to be transferred to Purchaser and Purchaser will not receive a credit against the Purchase Price for such Non-Cash Security Deposits. In the event Purchaser cannot be named the beneficiary under the Non-Cash Security Deposits as of Closing, Seller will endeavor in good faith and on behalf of Purchaser to draw on such Non-Cash Security Deposits if warranted until such time as Purchaser is named the beneficiary under such Non-Cash Security Deposits.

                  (f) Seller shall be responsible for all accrued and payable tenant improvement and leasing commission costs and expenses to the extent such costs are landlord's obligations under any lease of space in the Improvements that is executed prior to the Effective Date. Purchaser shall be responsible for and shall reimburse Seller (or prorate to the extent Seller receives any rental income under such new lease) at Closing for all costs and expenses incurred and paid by Seller under (i) any new lease of space in the Improvements executed after the Effective Date and (ii) any extension, renewal or modification of any lease of space in the Improvements executed after the Effective Date. Said costs and expenses shall include, but not be limited to, costs incurred and paid by Seller for tenant improvements, leasing commissions, capital improvements, and reasonable attorney's fees (with the costs in items (i) and (ii) above being referred to herein as the "POST EFFECTIVE DATE LEASE EXPENSES").

                  (g) Seller has disclosed to Purchaser and Purchaser hereby acknowledges that the Environmental Protection Agency ("EPA") has requested that Seller complete certain tenant improvements at the EPA's leased premises which include, among other things, installing a new key card access system. Purchaser hereby expressly consents to and approves such tenant

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 11
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

         improvement work and in connection therewith, at Closing, to the extent the costs and expenses incurred and paid by the landlord under the EPA Lease is fully reimbursable by the EPA to the landlord pursuant to the EPA Lease (or supplemental EPA lease), then Purchaser shall reimburse Seller the amount of all costs and expenses incurred and paid by Seller in connection with such tenant improvement work. Notwithstanding anything to the contrary contained herein, the foregoing is not a guaranty by Seller that Purchaser will be able to collect any amounts owed by the EPA pursuant to its reimbursement obligation under the EPA Lease.

The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.

         6.4 CLOSING COSTS. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, one-half (1/2) of any escrow fees and other customary charges of the Title Company and all state, county and city transfer taxes, and Purchaser shall pay, on the Closing Date, that portion of the title insurance premium for the base Owner's Policy (as defined in Section 6.5(a) of this Agreement) allocable to CLTA standard coverage, the cost of any survey of the Property prepared by or for Purchaser (provided, however, such survey must also be certified to Seller), the portion of the title insurance premium for the Owner's Policy allocable to ALTA coverage or any other coverage above the standard CLTA coverage, the cost of any endorsements or additional coverage over the base Owner's Policy, all recording costs, and one-half (1/2) of any escrow fees and other customary charges of the Title Company. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

         6.5 SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, or at such other time as indicated below, Seller shall deliver to Purchaser the following:

                  (a) TITLE POLICY. Within a reasonable period of time following Closing, an Owner's CLTA Policy of Title Insurance (the "OWNER'S POLICY"), naming Purchaser as insured, in the amount of the Purchase Price, insuring that Purchaser owns good and marketable fee simple title to the Property, subject only to the Permitted Encumbrances. Purchaser, at Purchaser's sole cost and expense, may elect to obtain additional coverage or endorsements over the base Owner's Policy, but obtaining such additional coverage or endorsements will not be a condition precedent to Purchaser's Closing obligations pursuant to this Agreement. The Owner's Policy shall be subject to the "PERMITTED ENCUMBRANCES." The term "PERMITTED ENCUMBRANCES" as used herein includes: any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment and (iii) the rights and interests of parties claiming under the Leases.

                  (b) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company and/or Title Company to evidence Seller's authority to consummate the transactions contemplated by this Agreement.

                  (c) FOREIGN PERSON. An affidavit of Seller certifying that Seller is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, and the State of California equivalent as required by the State of California.

                  (d) LEASES. The originals of all of the Leases, if any, in the possession of GECRG on the Closing Date.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 12
Hawthorne Plaza/Triple Net Properties, L.L.C.

                  (e) CONTRACTS. The originals of all of the Contracts, if any, in the possession of GECRG.

                  (f) DEED. Grant Deed (the "DEED") conveying the Land and the Improvements to Purchaser in the form attached to this Agreement as EXHIBIT B.

                  (g)      593-W. Form 593-W.

                  (h) TRANSFER TAX AFFIDAVIT. Transfer Tax Affidavit in the form attached to this Agreement as EXHIBIT K.

         6.6 PURCHASER'S OBLIGATIONS AT THE CLOSING. At the Closing, Purchaser shall deliver to Seller the following:

                  (a) PURCHASE PRICE. The Purchase Price by wire transfer of immediately available funds.

                  (b) POST EFFECTIVE DATE LEASE EXPENSES. Immediately available funds in an amount equal to costs and expenses incurred and paid by Seller under (i) any new lease of space in the Improvements and
         (ii) any extension, renewal or modification of any lease of space in the Improvements, executed after the Effective Date. Said costs and expenses shall include, but not be limited to, costs incurred and paid by Seller for tenant improvements, leasing commissions, capital improvements, and reasonable attorney's fees.

                  (c) EVIDENCE OF AUTHORITY. Such organizational and authorizing documents of Purchaser as shall be reasonably required by Seller and/or the Title Company authorizing Purchaser's acquisition of the Property pursuant to this Agreement and the execution of this Agreement and any documents to be executed by Purchaser at the Closing.

                  (d) TAXPAYER I.D. CERTIFICATE. Taxpayer I.D. Certificate in the form attached to this Agreement as EXHIBIT E.

         6.7 DOCUMENTS TO BE EXECUTED BY SELLER AND PURCHASER. At the Closing, Seller and Purchaser shall also execute and deliver the following:

                  (a) TENANT NOTICES. Signed statements or notices to all tenants of the Property, in the form attached to this Agreement as EXHIBIT G, notifying such tenants that the Property has been transferred to Purchaser and that Purchaser is responsible for security deposits (specifying the amounts of such deposits).

                  (b) BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF PERSONAL PROPERTY, SERVICE CONTRACTS, WARRANTIES AND LEASES. Bill of Sale, Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases (the "ASSIGNMENT") in the form attached to this Agreement as EXHIBIT C.

                  (c) PROPERTY DISCLOSURES/NOTICES. Certain Property disclosures and/or notices, if any, required by applicable law, including, without limitation, disclosures and/or notices pertaining to natural hazards, earthquake safety for commercial property owners and water districts/water rights.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 13
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

                                       7.
                                  RISK OF LOSS

         7.1 CONDEMNATION. If, prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser (subject to Purchaser's delivery of the Reports to Seller), and neither party shall have any further rights or obligations hereunder other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller's assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.

         7.2 CASUALTY. Except as provided in Sections 4.2 and 5.1 of this Agreement, Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $1,000,000.00 prior to the Closing from fire or other casualty or if a tenant or tenants in the aggregate occupying at least 50,000 square feet of space at the Property terminate their Leases pursuant to the terms and conditions thereof as a result of such fire or other casualty at the Property, which Seller, at its sole option, does not elect to repair, Purchaser may either at or prior to Closing (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Purchaser (subject to Purchaser's delivery of the Reports to Seller), and neither party shall have any further right or obligation hereunder other than the Surviving Obligations, or (b) consummate the Closing, in which latter event all of Seller's right, title and interest in and to the proceeds of any insurance covering such damage (less an amount equal to any expenses and costs incurred by Seller to repair or restore the Property and any portion of such proceeds paid or to be paid on account of the loss of rents or other income from the Property for the period prior to and including the Closing Date, all of which shall be payable to Seller), to the extent the amount of such insurance does not exceed the Purchase Price, shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than $1,000,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage plus an amount equal to Seller's deductible under its insurance policy and an amount equal to the uninsured loss, if any, and there shall be no reduction in the Purchase Price.

                                       8.
                                    DEFAULT

         8.1 BREACH BY SELLER. In the event that Seller shall default in any of its Article 6 obligations hereunder by failing to consummate this Agreement for any reason other than as a result of (i) Purchaser's default, or
(ii) a termination of this Agreement by Purchaser or Seller pursuant to an express right to do so under the provisions hereof, Purchaser, as its sole and exclusive remedy may either (a) terminate this Agreement and receive a refund of the Earnest Money (subject to Purchaser's delivery of the Reports to Seller), and neither party shall have any further right or obligation hereunder other than the Surviving Obligations, or (b) pursue the remedy of specific performance of Seller's obligations under this Agreement; provided, however, that (i) Purchaser shall only be entitled to such remedy if (A) any such suit for specific performance is filed within sixty (60) days after Purchaser becomes aware of the default by Seller, (B) Purchaser is not in default under this Agreement, (C) Purchaser has tendered at least twenty percent (20%) of the Purchase Price to the Title Company in immediately available funds and the Title Company has acknowledged receipt of same, in writing, to Seller, and (D) Purchaser has furnished ten (10) days prior written notice to Seller of its intent and election to seek specific enforcement of this Agreement; and (ii) notwithstanding anything to the contrary contained herein, Seller shall not be

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 14
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

obligated to expend any sums to cure any defaults under this Agreement and if Purchaser seeks specific performance under this Agreement, Purchaser agrees to accept the Property in its "WHERE IS, AS IS" condition. Purchaser hereby agrees that prior to its exercise of any rights or remedies as a result of any defaults by Seller, Purchaser will first deliver written notice of said default to Seller, and if Seller so elects, Seller shall have the opportunity, but not the obligation, to cure such default within ten (10) days after Seller's receipt of such notice. In no event whatsoever shall Purchaser file any instrument of record against title to the Property; provided, however, Purchaser may file a lis pendens of this Agreement simultaneously with its filing of a suit for specific performance pursuant to this Section 8.1. Notwithstanding any of the foregoing to the contrary, in no event whatsoever shall Purchaser have the right to seek money damages of any kind as a result of any default by Seller under any of the terms of this Agreement. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages.

         8.2      BREACH BY PURCHASER.

                  (a) If Purchaser defaults in its obligations to satisfy any of its Article 6 obligations hereunder, Seller may terminate this Agreement and so long as Seller is not also in default of its Article 6 obligations, thereupon shall be entitled to the Earnest Money as liquidated damages (and not as a penalty) and as Seller's sole remedy and relief hereunder (except for the Surviving Obligations). Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach.

Liquidated Damages. BY INITIALING BELOW, THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF PURCHASER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE PURCHASER'S BENEFIT, PURCHASER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY, WHICH AMOUNT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT FAILS TO CLOSE, SUCH ESTIMATE BEING REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE OF THIS AGREEMENT. UPON PAYMENT OF SAID SUM TO SELLER, PURCHASER SHALL BE RELEASED FROM ANY FURTHER OBLIGATION OR LIABILITY TO SELLER EXCEPT FOR THE SURVIVING OBLIGATIONS, AND SELLER SHALL BE RELEASED FROM ANY FURTHER OBLIGATION OR LIABILITY TO PURCHASER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE Section 3275 OR Section 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE Sections 1671, 1676 AND 1677.

              /s/ AWT                                    /s/ JT
             ----------------------                   ----------------------
             Purchaser's Initials                       Seller's Initials

                  (b) Notwithstanding the provisions of Section 8.2(a) above, the foregoing shall not in any way limit, affect or impair any of Purchaser's indemnities as provided in Sections 4.2, 5.1 or 10.2 of this Agreement.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 15
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

                                       9.
                                FUTURE OPERATIONS

         9.1      FUTURE OPERATIONS.

                  (a) From the date of this Agreement until the Closing or earlier termination of this Agreement: (i) Seller will keep and maintain the Property in substantially its condition as of the date of this Agreement; and (ii) Seller will not, without the prior written consent of Purchaser, modify, enter into, or renew any Contract which cannot be cancelled upon thirty (30) days prior written notice.

                  (b) From the Effective Date until the Closing or earlier termination of this Agreement, Seller will not lease any space in the Improvements except upon the prior written approval of Purchaser (such approval not to be unreasonably withheld or delayed); provided, however, this limitation upon Seller shall not apply with respect to lease renewals, lease extensions, rights of first refusal or offer, or options pursuant to rights granted under leases existing as of the Effective Date. All costs and expenses incurred and paid by Seller under (i) any new lease entered into after the Effective Date and (ii) any extension, renewal or modification of an existing lease entered into after the Effective Date, shall be paid by Purchaser in accordance with Section 6.3(f) of this Agreement. Said costs and expenses shall include, but not be limited to, costs incurred and paid by Seller for tenant improvements, leasing commissions, capital improvements, and reasonable attorney's fees. If Purchaser does not deliver written notice to Seller of its approval or disapproval of any matters for which Seller seeks Purchaser's approval as set forth above within five
         (5) business days after Purchaser's receipt of Seller's request for such approval, Purchaser shall be deemed to have approved such matters and to have agreed to assume all obligations with respect thereto.

                                       10.
                                 MISCELLANEOUS

         10.1 NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery or Purolator, addressed to such party at the address specified below, or (d) on the first (1st) business day after the date delivered by facsimile to the respective numbers specified below. For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

         If to Seller:             c/o GE Capital Real Estate
                                   1901 Main Street, 7th Floor
                                   Irvine, California 92614
                                   Attention: Mr. Mike Malloy
                                   Telephone: (949)477-1566
                                   Fax:       (949) 477-0903
                                   Email:      Mike.Malloy@gecapital.com

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 16
Hawthorne Plaza/Triple Net Properties, L.L.C.

with a copy to:            Andrews Kurth LLP
                           1717 Main Street, Suite 3700
                           Dallas, Texas 75201
                           Attention: Andrew L. Campbell, Esq.
                           Telephone: (214) 659-4511
                           Fax:       (214) 659-4401
                           Email:     acampbell@andrewskurth.com

If to Purchaser:           Triple Net Properties, L.L.C.
                           1551 N. Tustin Avenue, Suite 200
                           Santa Ana, California 92705
                           Attention: Theresa Hutton/Alex Velland
                           Tel:       (714)667-8252
                           Fax:       (714)667-8611
                           Email:      __________________________________

with a copy to:            Hirschler Fleischer
                           701 East Byrd Street, 15th Floor
                           Richmond, Virginia ___________
                           Attention: Joe McQuade, Esq.
                                      Louis J. Rogers, Esq.
                           Tel:       (804) 771-9502
                                      (804) 771-9567
                           Fax:       (804) 644-0957
                           Email:     jmcquade@hirschlerfleischer.com
                                      lrogers@hirschlerfleischer.com

If to Title Company:       First American Title Insurance Company
                           550 South Hope Street, Suite 1950
                           Los Angeles, California 90071
                           Attention: Audra Williams
                           Tel:       (213) 271-1703
                           Fax:       (213) 271-1773
                           Email:     auwilliams@firstam.com
                           Escrow No. 73371-LAZ

         10.2 REAL ESTATE COMMISSIONS. Seller shall pay to Grubb & Ellis Company (hereinafter called "AGENT" whether one or more) upon the Closing of the transaction contemplated hereby, and not otherwise, a cash commission in the amount agreed on in a separate listing agreement between Seller and Agent. Said commission shall in no event be earned, due and payable unless and until the transaction contemplated hereby is closed and fully consummated strictly in accordance with the terms of this Agreement and Seller has received the Purchase Price in immediately available funds; if such transaction is not closed and fully consummated for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Agent, neither Seller nor Purchaser has authorized any broker or finder to act on Purchaser's behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 17
Hawthorne Plaza/Triple Net Properties, L.L.C.

expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 10.2 shall survive the Closing or any earlier termination of this Agreement.

         10.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

         10.4 AMENDMENT. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         10.5 HEADINGS. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         10.6 TIME OF ESSENCE. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of California, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         10.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California and the laws of the United States pertaining to transactions in such State.

         10.8 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller, which consent may be withheld absolutely. In the event Seller consents to such assignment, Purchaser and such assignee shall execute and deliver an Assignment of Purchase and Sale Agreement in the form attached hereto as EXHIBIT F. Any subsequent assignment may be made only with the prior written consent of Seller. No assignment of Purchaser's rights hereunder shall relieve Purchaser of its liabilities under this Agreement. Notwithstanding anything to the contrary contained herein, Purchaser may assign this Agreement to an "AFFILIATE" so long as Purchaser delivers to Seller, within ten (10) days after the Effective Date, the complete names of all entities and persons controlling, controlled by, under common control with or otherwise having an interest in the Affiliate. For purposes of this Section 10.8 the term "Affiliate" shall mean any entity in which Triple Net Properties, L.L.C. ultimately holds the controlling interest. This Agreement is solely for the benefit of Seller and Purchaser; there are no third party beneficiaries hereof. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void. Notwithstanding anything to the contrary contained herein, Seller shall be entitled to assign its rights under this Agreement to one or more entities prior to the Closing Date without the necessity of Purchaser's consent, and upon such assignment and a conveyance of the Property to Seller's assignee, Seller shall be released from all obligations under this Agreement, "Seller" shall thereafter refer to and only to such assignee, and Purchaser agrees to look solely to such assignee for performance of all of Seller's obligations under this Agreement.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 18
Hawthorne Plaza/Triple Net Properties, L.L.C.

         10.9 INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         10.10 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees and costs incurred in such suit, whether incurred at the trial or appellate level, and including expert witness fees and costs.

         10.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party's signature.

         10.12 EXPIRATION. The execution of this Agreement by Purchaser and the delivery hereof to Seller shall constitute an offer which shall be automatically withdrawn, revoked and terminated unless Seller accepts the same by executing this Agreement and delivering one fully executed counterpart hereof to Title Company prior to 4:00 p.m. Pacific Time the 18th day of March, 2004.

         10.13 EFFECTIVE DATE. As used herein the term "Effective Date" shall mean the first date the Title Company is in receipt of this Agreement executed by Purchaser and Seller (whether in counterparts or not).

         10.14 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

                  (a)      EXHIBIT A, the legal description of the Land.

                  (b)      EXHIBIT B, the form of the Deed.

                  (c)      EXHIBIT C, the form of the Assignment.

                  (d)      EXHIBIT D, the form of the Estoppel Certificate.

                  (e)      EXHIBIT E, the form of the Taxpayer I.D. Certificate.

                  (f) EXHIBIT F, the form of Assignment of Purchase and Sale Agreement.

                  (g)      EXHIBIT G, the form of Tenant Notice.

                  (h)      EXHIBIT H, the form of 3-14 Audit Letter.

                  (i)      EXHIBIT I, the list of Contracts.

                  (j)      EXHIBIT J, the list of Leases.

                  (k)      EXHIBIT K, the form of Transfer Tax Affidavit.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 19
Hawthorne Plaza/Triple Net Properties, L.L.C.

         10.15 NO RECORDATION. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof, including, without limitation, a lis pendens or similar document shall be recorded of public record in San Francisco County, California or any other county. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, including, without limitation, a lis pendens or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

         10.16 MERGER PROVISION. Except as otherwise expressly provided herein, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at Closing, shall terminate at Closing and shall not survive Closing.

         10.17 CONSUMER PROTECTION LAW WAIVER. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT (A) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) PURCHASER IS REPRESENTED BY LEGAL COUNSEL, AND (C) PURCHASER IS SEEKING TO ACQUIRE THE PROPERTY, WHICH WILL NOT BE USED AS A FAMILY RESIDENCE, FOR A CONSIDERATION THAT EXCEEDS $500,000, OR (D) (i) PURCHASER IS A BUSINESS ENTITY THAT EITHER HAS ASSETS OF $25,000,000 OR MORE OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $25,000,000 OR MORE, OR
(ii) PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER ANY CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE SELLER UNDER ANY SUCH CONSUMER PROTECTION LAW.

JURY WAIVER. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING AND SHALL SURVIVE THE CLOSING OF TERMINATION OF THIS AGREEMENT. PURCHASER AND SELLER AGREE AND INTEND THAT THIS PARAGRAPH CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY WITHIN THE MEANING OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631(D)(2). EACH PARTY HEREBY AUTHORIZES AND EMPOWERS THE OTHER TO FILE THIS SECTION 10.18 AND THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A WRITTEN CONSENT TO WAIVER OF JURY TRIAL.

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 20
Hawthorne Plaza/Triple Net Properties, L.L.C.

         10.18 LIMITATION ON LIABILITY. No present or future partner, director, officer, shareholder, employee, advisor, agent, attorney, asset manager, or subasset manager of or in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser hereby waives any and all such personal liability. The limitations on liability contained in this Section 10.19 are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument.

         10.19    CONFIDENTIALITY. Without limiting the terms and conditions of
Section 4.2 of this Agreement, Purchaser shall keep confidential and shall not disclose the terms of the transfer contemplated in this Agreement, including, without limitation, the Purchase Price and all other financial terms, without the prior written consent of Seller except: (1) to Purchaser's directors, officers, partners, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants and Purchaser's potential investors, to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and Purchaser shall inform each of the foregoing parties of such party's obligations under this Section 10.20 and shall secure the agreement of such parties to be bound by the terms hereof) or (2) to governmental authorities, if required by law or regulation.

         10.20 PROHIBITED PERSONS AND TRANSACTIONS. Neither Purchaser nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

                             SIGNATURE PAGE FOLLOWS

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS                                            Page 21
Hawthorne Plaza/Triple Net Properties, L.L.C.

PURCHASER:                             TRIPLE NET PROPERTIES, L.L.C.,
                                       a Virginia limited liability company
Date of Execution
by Purchaser:
                                       By: /s/ Anthony W. Thompson
March 12, 2004                             -------------------------------------
                                           Anthony W. Thompson, President

SELLER:                                ITW MORTGAGE INVESTMENTS II, INC.,
                                       a Delaware corporation

Date of Execution                      By: GE CAPITAL REALTY GROUP, INC.,
by Seller:                                 a Texas corporation,
                                           its attorney-n-fact
March 15, 2004

                                           By: /s/ Jerry Tonn
                                               ---------------------------------
                                               Name:  Jerry Tonn
                                               Title: VP

The undersigned Title Company hereby acknowledges receipt of a copy of this Agreement, and agrees to perform Title Company's duties in accordance with the provisions of this Agreement.

TITLE COMPANY:                         FIRST AMERICAN TITLE INSURANCE
                                       COMPANY

Date of Execution
by Title Company:

                                       By:
----------------------------------         -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

EXHIBIT A to
PURCHASE AND SALE AGREEMENT
Hawthorne Plaza/Triple Net Properties, L.L.C.                            Page 22